As filed with the Securities and Exchange Commission on March 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1320630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

Tel: (858) 452-0370

(Address of Principal Executive Offices)

2010 Equity Incentive Plan

2010 Non-Employee Directors’ Stock Option Plan

2010 Employee Stock Purchase Plan

(Full titles of the plans)

Jeffrey Stein, Ph.D.

President and Chief Executive Officer

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 452-0370

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Wainwright Fishburn, Jr., Esq.

Charles J. Bair, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2010 Equity Incentive Plan Common Stock (par value $0.0001)	709,459 shares (3)	$5.555	$3,941,046.86	$457.56
2010 Non-Employee Directors’ Stock Option Plan Common Stock (par value $0.0001)	24,000 shares (4)	$5.555	$133,320.00	$15.48
2010 Employee Stock Purchase Plan Common Stock (par value $0.0001)	236,486 shares (5)	$5.555	$1,313,682.29	$152.52
Total:	969,945 shares	N/A	$5,388,049.15	$625.56

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(e) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 21, 2011, as reported on the Nasdaq Stock Market.
(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2010 Equity Incentive Plan (the “2010 EIP”), on January 1, 2011 pursuant to an “evergreen” provision contained in the 2010 EIP. Pursuant to such provision, on January 1 of each year from 2011 until 2020, the number of shares authorized for issuance under the 2010 EIP is automatically increased by a number equal to the lesser of (a) 3% of the shares of Common Stock outstanding on December 31 of the preceding calendar year, (b) 800,000 shares of the Registrant’s Common Stock or (c) a number of shares of the Registrant’s Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) or (b).
(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2010 Non-Employee Directors’ Stock Option Plan (the “2010 NEDSOP”), on January 1, 2011 pursuant to an “evergreen” provision contained in the 2010 NEDSOP. Pursuant to such provision, on January 1 of each year from 2011 until 2020, the number of shares authorized for issuance under the 2010 NEDSOP is automatically increased by a number equal to the lesser of (a) the aggregate number of shares of Common stock subject to options granted under the 2010 NEDSOP during the immediately preceding year; (b) 150,000 shares of the Registrant’s Common stock or (c) a number of shares of the Registrant’s Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) or (b).
(5)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2010 Employee Stock Purchase Plan (the “2010 ESPP”), on January 1, 2011 pursuant to an “evergreen” provision contained in the 2010 ESPP. Pursuant to such provision, on January 1 of each year from 2011 until 2020, the number of shares authorized for issuance under the 2010 ESPP is automatically increased by a number equal to the lesser of (a) 1% of the shares of Common Stock outstanding on December 31 of the preceding calendar year, (b) 250,000 shares of the Registrant’s Common Stock or (c) a number of shares of the Registrant’s Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) or (b).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8 NO. 333-168494

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2010 EIP, the 2010 NEDSOP and the 2010 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission, or SEC, on August 3, 2010 (File No. 333-168494). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8. EXHIBITS.

Exhibit Number

4.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

4.2(1)	Form of Registrant’s Amended and Restated Bylaws.

4.3(2)	Form of Common Stock Certificate of the Registrant.

4.4(1)	Warrant issued by Registrant on November 1, 2004 to Forsythe Biotechnology Group, Inc.

4.5(1)	Warrant issued by Registrant on December 20, 2005 to VenCore Solutions LLC.

4.6(1)	Warrant issued by Registrant on October 13, 2006 to VenCore Solutions LLC.

4.7(1)	Warrant issued by Registrant on June 14, 2007 to VenCore Solutions LLC.

4.8(1)	Warrant issued by Registrant on September 14, 2007 to TriplePoint Capital, LLC.

4.9(1)	Amended and Restated Investor Rights Agreement dated March 19, 2008 among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	2010 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2(2)	2010 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement thereunder.

99.3(3)	2010 Employee Stock Purchase Plan and Form of Offering Document thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the Commission on November 6, 2009, and incorporated herein by reference.
(2)

Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the Commission on February 10, 2010, and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the Commission on July 13, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 25, 2011.

Trius Therapeutics, Inc.

By:	/s/ JEFFREY STEIN
Jeffrey Stein
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stein, Ph.D. and John P. Schmid, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY STEIN Jeffrey Stein, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2011

/s/ JOHN P. SCHMID John P. Schmid	Chief Financial Officer (Principal Financial Officer)	March 25, 2011

/s/ MICHAEL MORNEAU Michael Morneau	Vice President Finance and Chief Accounting Officer (Principal Accounting Officer)	March 25, 2011

/s/ DAVID S. KABAKOFF David S. Kabakoff, Ph.D.	Chairman of the Board	March 25, 2011

/s/ BRIAN G. ATWOOD Brian G. Atwood	Director	March 25, 2011

/s/ KARIN EASTHAM Karin Eastham	Director	March 25, 2011

/s/ NINA KJELLSON Nina Kjellson	Director	March 25, 2011

/s/ BRENDAN O’LEARY Brendan O’Leary, Ph.D.	Director	March 25, 2011

/s/ MICHAEL POWELL Michael Powell, Ph.D.	Director	March 25, 2011

/s/ THEODORE R. SCHROEDER Theodore R. Schroeder	Director	March 25, 2011

/s/ RISA STACK Risa Stack, Ph.D.	Director	March 25, 2011

/s/ PAUL TRUEX Paul Truex	Director	March 25, 2011

EXHIBIT INDEX

Exhibit Number

4.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

4.2(1)	Form of Registrant’s Amended and Restated Bylaws.

4.3(2)	Form of Common Stock Certificate of the Registrant.

4.4(1)	Warrant issued by Registrant on November 1, 2004 to Forsythe Biotechnology Group, Inc.

4.5(1)	Warrant issued by Registrant on December 20, 2005 to VenCore Solutions LLC.

4.6(1)	Warrant issued by Registrant on October 13, 2006 to VenCore Solutions LLC.

4.7(1)	Warrant issued by Registrant on June 14, 2007 to VenCore Solutions LLC.

4.8(1)	Warrant issued by Registrant on September 14, 2007 to TriplePoint Capital, LLC.

4.9(1)	Amended and Restated Investor Rights Agreement dated March 19, 2008 among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	2010 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2(2)	2010 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement thereunder.

99.3(3)	2010 Employee Stock Purchase Plan and Form of Offering Document thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the Commission on November 6, 2009, and incorporated herein by reference.
(2)

Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the Commission on February 10, 2010, and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the Commission on July 13, 2010, and incorporated herein by reference.